UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
December 12, 2014
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BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2014, BG Staffing, Inc. (the “Company”) and BG Staffing, LLC, BG Personnel, LP, and B G Staff Services, Inc. (each together with the Company, the “Borrowers”) entered into a Second Amendment to Amended and Restated Loan and Security Agreement and Other Loan Documents (the “Second Amendment”), by and among the Borrowers and Fifth Third Bank. The Second Amendment amended that certain Amended and Restated Loan and Security Agreement, dated as of January 29, 2014, as amended (the “Loan Agreement”).

The Second Amendment modified the Loan Agreement by removing the inability of the Company to make a payment of a distribution or dividend to shareholders under certain circumstances while the existing term loan of $8.0 million is outstanding. The Second Amendment also provided for a waiver by Fifth Third Bank with respect to the merger between two of the Company's subsidiaries.

The description of the Second Amendment set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Second Amendment to Amended and Restated Loan and Security Agreement and Other Loan Documents, dated as of December 12, 2014, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel, LP, B G Staff Services Inc. and Fifth Third Bank

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: December 15, 2014		/s/ Michael A. Rutledge
Michael A. Rutledge
	Name: Title:	Michael A. Rutledge Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Amended and Restated Loan and Security Agreement and Other Loan Documents, dated as of December 12, 2014, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel, LP, B G Staff Services Inc. and Fifth Third Bank